                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              NALCO HOLDING COMPANY

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                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1.1. Place of Meeting and Notice. Meetings of the stockholders of Nalco Holding Company (the "Corporation") shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

         Section 1.2. Annual Meetings. Annual meetings of stockholders shall be held at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.

         Section 1.3. Special Meetings. Special meetings of stockholders may be called by the Chairman of the Board of Directors or by the Chief Executive
Officer or Secretary at the direction of the Board of Directors pursuant to a resolution approved by the Board of Directors.

         Section 1.4. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation.

         Section 1.5. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock, shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have the power to adjourn the meeting from time to time until a quorum is present.

         Section 1.6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, of the
Corporation's Restated Certificate of Incorporation (as the same may be amended), or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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         Section 1.7. Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders.

         (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made as provided in the Stockholders Agreement, dated as of November 16, 2004(the "Stockholders Agreement"), as amended from time to time, among the Corporation, Nalco LLC and certain of its members (with respect to nominations of persons for election to the Board of Directors only) or at an annual meeting of stockholders (a) pursuant to the
     Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Chairman of the Board or the Board of Directors or (c)
     by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs
     (A)(2) and (A)(3) of this Section 1.7 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1)
     of this Section 1.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business other than nominations of persons for election to the Board of
     Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to
     Regulation 14A under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
     (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the

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     beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the
     Corporation's books and records, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x)
     to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with
     Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2)
     of this Section 1.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the
     Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the
Corporation's notice of meeting (a) by or at the direction of the Board of
Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the
Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.7 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons
(as the case may be) for election to such position(s) as specified in the
Corporation's notice of meeting, if the stockholder's notice as required by paragraph (A)(2) of this Section 1.7 shall be delivered to the Secretary at the

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principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of
Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholders'
notice as described above.

         (C) General.

         (1) Only persons who are nominated in accordance with the procedures set forth in this Section 1.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. Except as otherwise provided by law, the
     Restated Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.7 and, if any proposed nomination or business is not in compliance with this Section 1.7, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         (2) For purposes of this Section 1.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service,
     Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange
     Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 1.7, a stockholder shall also comply with all applicable requirements of the
     Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7. Nothing in this Section 1.7 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Amended and
     Restated Certificate of Incorporation.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1. Number, Election and Tenure. The Board of Directors of the
Corporation shall consist of not less than three or more than fifteen directors, the exact number to be fixed exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors and in accordance with the Stockholders Agreement. The directors shall be elected as provided in the Amended and Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, subject, however, to prior resignation, retirement, disqualification or removal from office.

         Section 2.2. Resignation, Removal and Vacancies and Newly Created
Directorships.

         (A) Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the Chief Executive Officer or to the Secretary of the Corporation. The
resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (B) Removal of Directors. Unless otherwise provided by the Stockholders
Agreement, any director may be removed only for cause by the affirmative vote of holders of at least 80 percent in voting power of all the shares of the
Corporation entitled to vote generally in the election of directors, voting as a single class, and the vacancy on the Board of Directors caused by any such removal may be filled in accordance with the Amended and Restated Certificate of
Incorporation.

         (C) Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Amended and Restated Certificate of
Incorporation and the Stockholders Agreement.

         Section 2.3. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors.

         Section 2.4. Notice. Notice need not be given of regular meetings of the Board of Directors. At least one business day before each special meeting of the Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

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         Section 2.5. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation, these
By-laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         Section 2.6. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

         Section 2.7. Action Without Meeting. Unless otherwise restricted by the
Amended and Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 2.8. Attendance by Telephone. The members of the Board of
Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

         Section 2.9. Compensation. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

                                  ARTICLE III

                                    OFFICERS

         Section 3.1. Enumeration, Duties and Removal. The officers of the
Corporation shall consist of a Chief Executive Officer, which shall have all powers granted to a president under the DGCL, a Secretary, and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any

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officer elected or appointed by the Board of Directors may be removed by the
Board of Directors with or without cause.

                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 4.1. Indemnification Respecting Third Party Claims.

         (A) Indemnification of Directors and Officers. The Corporation, to the
fullest extent permitted and in the manner required, by the laws of the State of
Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "Subsidiary Officer")
of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an "Affiliated
Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity
against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the Chief
Executive Officer of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the
Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.
Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a
Subsidiary Officer of any Affiliated Entity in their

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capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 4.6 of this Article.

         (B) Indemnification of Employees and Agents. The Corporation may
indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 4.1.

         Section 4.2. Indemnification Respecting Derivative Claims.

         (A) Indemnification of Directors and Officers. The Corporation, to the
fullest extent permitted and in the manner required, by the laws of the State of
Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the
Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary
Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary
Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the
Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the
Chief Executive Officer of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 4.6 of this Article.

         (B) Indemnification of Employees and Agents. The Corporation may
indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 4.2.

         Section 4.3. Determination of Entitlement to Indemnification. Any
indemnification to be provided under Section 4.1 or 4.2 of this Article (unless ordered by a court

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of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of
Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 4.1 or 4.2 of this Article, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

         Section 4.4. Right to Indemnification in Certain Circumstances.

         (A) Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a)
or (b) of Section 4.1 or 4.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

         (B) Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation's business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as a
Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a
Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

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         Section 4.5. Advances of Expenses.

         (A) Advances to Directors and Officers. Expenses and costs, incurred by any person referred to in paragraph (a) of Section 4.1 or 4.2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this
Article.

         (B) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in paragraph (b) of Section 4.1 or 4.2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of
Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

         Section 4.6. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

         Section 4.7. Corporate Obligations; Reliance. The provisions of this
Article shall be deemed to create a binding obligation on the part of the
Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any
Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

         Section 4.8. Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this
Article shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

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         Section 4.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any
Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

         Section 4.10. Definitions of Certain Terms. For purposes of this
Article, (i) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to "fines"
shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to "serving at the request of the Corporation"
shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the
Corporation" as referred to in this Article.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

         Section 5.1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice
President, and by the Treasurer or an Assistant Treasurer or the Secretary or an
Assistant Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

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         Section 5.2. Transfer. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

         Section 5.3. Replacement. No certificate for shares of stock in the
Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of
Directors in its discretion may require.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         Section 6.2. Corporate Books. The books of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.

         Section 6.3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

         Section 6.4. Notice. Any written notices which may be or are required to be given under these By-laws shall be delivered in person or given by postage prepaid registered mail, overnight courier, or facsimile transmission with receipt confirmed. Unless otherwise provided in these By-laws, notice by registered mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record delivery, it shall be presumed to have been delivered the fifth day, or next business day thereafter, after it was deposited in the mail. Notice given by a recognized next-day courier service shall be deemed given if delivered on the first business day following the date of dispatch. Notice given by facsimile transmission shall be deemed given when transmitted if received legibly and in full by the recipient.

         Section 6.5. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Amended and Restated Certificate of
Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

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                                  ARTICLE VII

                                   AMENDMENTS

         Section 7.1. In General. These By-laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of
Directors, in a notice given not less than two days prior to the meeting;
provided, however, that, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Sections 1.3, 1.7, 2.1, 2.2 or this proviso to this Section 7.1 of these By-laws or to adopt any provision inconsistent with any of such Sections or with this proviso.